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Exhibit 99.1

Statement Under Oath of Principal Executive Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Harold R. Somerset, state and attest that:

(1)
To the best of my knowledge, based upon a review of the covered reports of Longs Drug Stores Corporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
(2)
I have reviewed the contents of this statement with the Company's audit committee.

(3)
In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

•
the Annual Report on Form 10-K for the year ended January 31, 2002 of Longs Drug Stores Corporation;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Longs Drug Stores Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•
any amendments to any of the foregoing.

/s/ HAROLD R. SOMERSET Harold R. Somerset President, Chief Executive Officer and Director September 16, 2002

State of California	)
	)	ss.
County of Contra Costa	)

Subscribed and sworn to before me this 16th day of September, 2002.

/s/ MARCY Y. EDWARDS Marcy Y. Edwards, Notary Public My Commission Expires: December 18, 2004

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  Exhibit 99.1
Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings